EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Watsco, Inc. (“Watsco”) for the quarter and six months ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Albert H. Nahmad, as Chief Executive Officer of Watsco, Barry S. Logan, as Executive Vice President of Watsco and Ana M. Menendez, as Chief Financial Officer of Watsco, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Watsco.

/s/ Albert H. Nahmad
Albert H. Nahmad
Chief Executive Officer
August 7, 2026

/s/ Barry S. Logan
Barry S. Logan
Executive Vice President
August 7, 2026

/s/ Ana M. Menendez
Ana M. Menendez
Chief Financial Officer
August 7, 2026

A signed original of this written statement required by Section 906, or other document authenticating acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Watsco and will be retained by Watsco and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Watsco for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.